Calculation of Filing Fee Tables
F-3
Fusion Fuel Green PLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Ordinary Shares with a nominal value of $0.0035 each	Other	4,218,750	$ 2.21	$ 9,323,437.50	0.0001381	$ 1,287.57
Fees to be Paid	2	Equity	Class A Ordinary Shares with a nominal value of $0.0035 each underlying Pre-Funded Ordinary Shares Purchase Warrants	Other	176,468	$ 2.21	$ 389,994.28	0.0001381	$ 53.86
Fees to be Paid	3	Equity	Class A Ordinary Shares with a nominal value of $0.0035 each underlying Ordinary Share Purchase Warrants	Other	598,031	$ 3.50	$ 2,093,108.50	0.0001381	$ 289.06
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 11,806,540.28		$ 1,630.49
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,630.49
Offering Note
[1]	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered hereby such indeterminate number of additional Class A ordinary shares with a nominal value of $0.0035 each ("Class A Ordinary Shares") of Fusion Fuel Green PLC, an Irish public limited company (the "Registrant"), as may be issued or issuable because of share splits, share dividends and similar transactions. Consists of (i) 3,750,018 Class A Ordinary Shares issued pursuant to that certain Share Exchange Agreement, dated as of February 18, 2026, among the Registrant and certain former shareholders ("RU Shareholders") of Royal Uranium Inc., a company incorporated under the laws of British Columbia, Canada, as amended by that certain Amendment Agreement, dated as of June 11, 2026, and Joinders to the Share Exchange Agreement between the Registrant and certain RU Shareholders, (ii) 421,563 Class A Ordinary Shares issued pursuant to that Securities Purchase Agreement, dated as of August 7, 2026, by and between the Registrant and certain investors signatory thereto, and (iii) 47,169 Class A Ordinary Shares issued pursuant to that certain letter agreement, dated as of August 3, 2026, between the Registrant and Bevilacqua PLLC. The registration fee is calculated pursuant to Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low prices of the Class A Ordinary Shares reported by The Nasdaq Stock Market LLC ("Nasdaq") on September 3, 2026.

[2]	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional Class A Ordinary Shares of the Registrant as may be issued or issuable because of share splits, share dividends and similar transactions. Consists of an aggregate of 176,468 Class A Ordinary Shares issuable upon exercise of certain Pre-Funded Ordinary Shares Purchase Warrants with an initial exercise price of $0.0035 per share. The registration fee is calculated pursuant to Rule 457(g) under the Securities Act solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon the average of the high and low prices of the Class A Ordinary Shares reported by Nasdaq on September 3, 2026.

[3]	Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional Class A Ordinary Shares of the Registrant as may be issued or issuable because of share splits, share dividends and similar transactions. Consists of an aggregate of 598,031 Class A Ordinary Shares issuable upon exercise of certain Ordinary Share Purchase Warrants with an initial exercise price of $3.50 per share. The registration fee is calculated pursuant to Rule 457(g) under the Securities Act solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based upon the exercise price of the warrants.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date